Exhibit 4.4

FORM OF INSTITUTIONAL GLOBAL NOTE

CUSIP NO.

PROTECTIVE LIFE SECURED TRUST [        ]-[    ]
SECURED MEDIUM-TERM NOTE

REGISTERED FACE AMOUNT:  $
No.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Principal Amount:  $

(or principal amount of foreign or composite currency)

Original Issue Date:

Price to Public:

Stated Maturity Date:

Settlement Date and Time:

Securities Exchange Listing:  ☐ Yes  ☐ No.  If yes, indicate name(s) of Securities Exchange(s)                                    .

Depositary:

Authorized Denominations:

Collateral held in the Trust:  Protective Life Insurance Company Funding Agreement No. •, all proceeds, rights and books and records related thereto.

Additional Amounts to be Paid:  ☐ Yes  ☐ No.

Interest Rate or Formula:

Fixed Rate Note:  ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Payment Frequency:

☐ Monthly	☐ Quarterly
☐ Semi-annually	☐ Annually

Additional/Other Terms:

Amortizing Note:  ☐ Yes ☐ No.  If yes,

Amortization schedule or formula:

Additional/Other Terms:

Discount Note:  ☐ Yes ☐ No.  If yes,

Registered Face Amount:

Total Amount of Discount:

Yield to Maturity:

Additional/Other Terms:

Redemption Provisions:  ☐ Yes  ☐ No.  (If yes, the Trust will redeem the Note on the date and to the extent that the Funding Agreement (as defined in the Indenture) has been redeemed by Protective Life Insurance Company (“Protective Life”).  Protective Life has the right to redeem the Funding Agreement, in full or in part, on                    (such date, the “Initial Redemption Date”) or on any other Interest Payment Date thereafter).

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:

Repayment Provisions:  ☐ Yes  ☐ No.  (If yes, the Holder of this Note has the right to repayment of this Note on any Interest Payment Date after                   ).

Additional/Other Terms:

Floating Rate Note:  ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Rate Basis(es) (or Base Rate):

CD Rate ☐

Commercial Paper Rate ☐

Federal Funds (Effective) Rate ☐

Federal Funds (Open) Rate ☐

LIBOR ☐

☐ LIBOR Reuters Page:

☐ Other Designated

LIBOR Page:

Designated LIBOR Currency:

EURIBOR ☐

Treasury Rate (other than Constant Maturity Treasury Rate) ☐

Constant Maturity Treasury Rate [ ]

Designated CMT Reuters Page:

If Reuters Page FEDCMT:

☐ Weekly Average

☐ Monthly Average

Designated CMT Maturity Index:

Prime Rate ☐

Constant Maturity Swap Rate ☐

Eleventh District Cost of Funds Rate ☐

Inverse Floating Rate Note ☐

Fixed Interest Rate:

Floating Rate/Fixed Rate ☐

Fixed Interest Rate:

Fixed Rate Commencement Date:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Rate Determination Date(s):

Interest Payment Frequency:

☐ Monthly	☐ Quarterly
☐ Semi-Annually	☐ Annually

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Additional/Other Terms:

Regular Record Date(s):

Sinking Fund:

Day Count Convention:

☐ 30 over 360	☐ Actual over Actual
☐ Actual over 360	☐ Other (See attached)

Specified Currency:

Exchange Rate Agent:

Calculation Agent:

Additional/Other Terms:

The Protective Life Secured Trust designated above (the “Trust”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount on the Stated Maturity Date and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified herein to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest as specified above.  Unless otherwise specified above, payments of principal, premium, if any, and interest hereon will be made in U.S. Dollars, as defined in the Indenture, dated as of the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York Mellon (the “Indenture Trustee”) and the Trust.  If the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as hereinafter defined).  The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as defined in Section 3(b) on the reverse hereof) at such time, (2) if this Note is an Amortizing Note (as defined in Section 3(c) on the reverse hereof), the Outstanding Face Amount (as defined in Section 3(c) on the reverse hereof) at such time and (3) in all other cases, the Registered Face Amount hereof.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture or on the face hereof.

This Note will mature on the Stated Maturity Date, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the direction of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of this Note becomes due and payable, as the case may be, are referred to as the “Maturity Date” with respect to principal of this Note repayable on such date).

A “Discount Note” is any Note that has a Price to Public that is less than 100% of the Registered Face Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

Except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified herein, commencing with the first (1st) Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, except that with respect to

Interest Payment Dates, other than the Maturity Date, if this Note is a LIBOR Note or a EURIBOR Note and such next succeeding Business Day falls in the next calendar month, such payment shall be made on the Business Day immediately preceding the Interest Payment Date; provided that, in connection with Floating Rate Notes, and except in the case of an Interest Payment Date that falls on a Maturity Date, interest will continue to accrue to but excluding the date the interest is paid.  Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

Unless otherwise specified above, the interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.  Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

Payments of principal, interest and other amounts hereon (other than on the Maturity Date) will be made in accordance with existing arrangements between the Indenture Trustee (or any such Paying Agent) and the Depositary.  Any principal, premium and/or interest payable hereon on the Maturity Date will be paid by wire transfer in immediately available funds to an account specified by the Depositary (which account, unless otherwise provided herein, will be at a bank located outside the United States if payable in a Foreign Currency) upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee (or any such Paying Agent), provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust.  Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder thereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
As Indenture Trustee

Dated: Original Issue Date

By:
Authorized Signatory

[REVERSE OF NOTE]

Section 1.                                          General.  This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated on the face hereof (the “Trust”).  The Series of Notes are issued pursuant to the Indenture.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture.

Section 2.                                          Currency.

(a)                                  Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars.  If specified as the Specified Currency on the face hereof this Series of Notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a “Foreign Currency”).  If this Note is denominated in a Foreign Currency, the Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.

(b)                                 Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Trust for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Trust’s control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Trust will be entitled to make payments with respect hereto in U.S. Dollars until such Foreign Currency is again available or so used.  The amount so payable on any date in such Foreign Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Foreign Currency on the second (2nd) Business Day prior to such payment date, or on such other basis as may be specified on the face hereof.  In the event such Market Exchange Rate is not then available, the Trust will be entitled to make payments in U.S. Dollars (1) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (2) if such Foreign Currency is a composite currency, including, without limitation, euros, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second (2nd) Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof).  Any payment in respect hereof made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

(c)                                  If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion.  If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency.  If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

(d)                                 In the event of an official redenomination of the Specified Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Trust to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.  In no event shall any adjustment be made to any amount payable hereunder as a result of (1) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (2) any change in the value of the specified currency relative to any other currency due solely to fluctuations in exchange rates.

(e)                                  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Trust or the Administrator) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

(f)                                    All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

Section 3.                                          Determination of Interest Rate and Certain Other Terms.

(a)                                  Fixed Rate Notes.

(i)                                     If this Note is specified on the face hereof as a “Fixed Rate Note,” for the period from the Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, the interest rate hereon shall be at the rate per annum stated on the face hereof until, but excluding the date on which the Principal Amount is paid or made available for payment.  Unless otherwise specified on the face hereof, the rate of interest payable on this Note will not be adjusted.

(ii)                                  Unless otherwise specified on the face hereof, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

(b)                                 Discount Notes.

(i)                                     If this Note is specified on the face hereof as a “Discount Note,” this Note shall bear interest at the rate set forth on the face hereof in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof.

(ii)                                  In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Price to Public (increased by any accruals of Discount) and, in the event of any redemption of Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the Maturity Date (such sum, the “Amortized Face Amount”).  For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of this Note occurs for Discount Notes, the Discount will be accrued using a Constant Yield Method.  The Constant Yield Method will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the Stated Maturity Date of such Discount

Notes will not be accelerated.  If the period from the Original Issue Date to the first (1st) Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

(c)                                  Amortizing Notes.

(i)                                     If this Note is specified on the face hereof as an “Amortizing Note,” this Note shall bear interest at the rate set forth on the face hereof, in the same manner as set forth in Section 3(a) above and payments of principal, premium (if any) and interest shall be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto.

(ii)                                  If it is specified on the face hereof that this Note is an Amortizing Note, the Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table, or in accordance with the formula, appearing in Schedule I, attached to this Note.  If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount.  The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

(d)                                 Floating Rate Notes.

(i)                                     If this Note is specified on the face hereof as a “Floating Rate Note,” interest on this Note shall accrue and be payable in accordance with this Section 3(d).  A Floating Rate Note may be a CD Rate Note, Commercial Paper Rate Note, Federal Funds (Effective) Rate Note, Federal Funds (Open) Rate Note, LIBOR Note, EURIBOR Note, Treasury Rate Note, Constant Maturity Treasury Rate Note, Prime Rate Note, Constant Maturity Swap Rate Note, Eleventh District Cost of Funds Rate Note, an Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note.  For the period from the Original Issue Date to, but not including, the first (1st) Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof.  Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date; provided, however, that the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding such Maturity Date.

(A)          Unless specified otherwise on the face hereof, Interest Reset Dates are as follows:  (1) in the case of Notes that reset daily, each Business Day, (2) in the case of Notes that reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) in the case of Treasury Rate Notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week, (4) in the case of Notes that reset monthly, the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (5) in the case of Eleventh District Cost of Funds Rate Notes that reset monthly, the first (1st) calendar day of each month, (6) in the case of Notes that reset quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (7) in the case of Notes that reset semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued and (8) in the case of Notes that reset annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.

(B)           If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day that is not a London Business Day or, if this Note is a EURIBOR Note, a day that is not a Euro Business Day), such Interest Reset Date shall be postponed to the next day that is also a Business Day (or, if this Note is a LIBOR Note, to the next day that is a London Business Day or, if this Note is a EURIBOR Note, to the next day that is a Euro Business Day); provided, however, that if this Note is a LIBOR Note and such London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the London Business Day immediately preceding such Reset Date and if this Note is a EURIBOR Note and such Euro Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Euro Business Day immediately preceding such Reset Date.  If this Note is a Treasury Rate Note (as defined below) and an auction date for direct obligations of United States securities shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

(C)           If this Note has more than one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by an Accrued Interest Factor.  The Accrued Interest Factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period for which accrued interest is being calculated.  The Interest Reset Period is the period from each Interest Reset Date to, but not including, the following Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds (Effective) Rate Notes, Federal Funds (Open) Rate Notes, LIBOR Notes, EURIBOR Notes, Prime Rate Notes, Constant Maturity Swap Rate Notes and Eleventh District Cost of Funds Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the Interest Factor for each such day will be computed by dividing the interest rate by the actual number of days in the year.  The Interest Rate Basis shall be set forth on the face hereof and shall be the Interest Rate Basis, as adjusted in accordance with any Spread or Spread Multiplier and subject to any Maximum Interest Rate or Minimum Interest Rate specified on the face hereof.  Notwithstanding Section 3(d)(i)(E) below, the Interest Factor will be expressed as a decimal calculated to seven decimal places without rounding.  For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.  Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Rate Determination Date and calculated on the applicable Calculation Date.  Unless otherwise specified on the face hereof, the interest rate in effect for each day to and excluding the next Interest Reset Date will be the interest rate that was in effect on the preceding Interest Reset Date.  “Calculation Date” means the date by which the Calculation Agent specified on the face hereof, is to calculate the interest rate which, unless otherwise specified on the face hereof, will be the earlier of (1) the fifth (5th) Business Day after the related Rate Determination Date, or if any such day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or the Maturity Date; provided that with respect to LIBOR Notes, EURIBOR Notes and Eleventh District Cost of Funds Rate Notes, “Calculation Date” means the particular LIBOR Determination Date, EURIBOR Determination Date or Eleventh District Cost of Funds Rate Determination Date, as applicable.

(D)          If this Note has one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by the interest rate in effect during the period for which accrued interest is being calculated.  That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds (Effective)

Rate Notes, Federal Funds (Open) Rate Notes, LIBOR Notes, EURIBOR Notes, Prime Rate Notes, Constant Maturity Swap Rate Notes and Eleventh District Cost of Funds Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

(E)           Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the interest rate on this Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.  All currency amounts used in, or resulting from, the calculation on a Floating Rate Note will be rounded to the nearest one-hundredth of a unit.  For purposes of such rounding, .005 of a unit will be rounded upward.

(ii)           Unless otherwise specified on the face hereof and except as provided below, the Interest Payment Date for a Floating Rate Note shall be as follows:  (1) if the Reset Date for a Note is daily, weekly or monthly, the Interest Payment Date shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (2) if the Reset Date for a Note is quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (3) if the Reset Date for a Note is semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued, (4) if the Reset Date for a Note is annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  In each of these cases, interest will also be payable on the Maturity Date.

(iii)          If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or Minimum Interest Rate.  If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Maximum Interest Rate.  If a Minimum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Minimum Interest Rate.  Notwithstanding anything to the contrary contained herein, the interest rate on a

Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

(iv)          All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder of this Note and neither the Trust, the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of this Note in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.  Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note.  The Calculation Agent will notify the Indenture Trustee, Paying Agent, Registrar, the Trust and if this Note is listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, Initial Interest Period, Interest Reset Period, and interest amount payable applicable to this Note promptly after such determination is made.  If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint the Paying Agent or another leading commercial bank to act as such in its place.

(v)           Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first (1st) Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof, the base rate, multiplied by the Spread Multiplier, if any, specified on the face hereof and/or plus or minus the Spread, if any, specified on the face hereof.

(A)          CD Rate Notes.  If the Interest Rate Basis is the CD Rate, this Note shall be deemed to be a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the CD Rate for each CD Rate Determination Date by the Calculation Date pertaining to such CD Rate Determination Date.  The CD Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “CD Rate” means the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, the CD Rate for the Interest Reset Period will be the rate on such date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update under the heading “CDs (Secondary Market).”  If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such date, of three (3) leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the CD Rate for the applicable Interest Reset Period will be the CD Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published weekly by the Board of Governors of the Federal Reserve System; and “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

(B)           Commercial Paper Rate Notes.  If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed to be a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Commercial Paper Rate for each Commercial Paper Rate Determination Date by the Calculation Date pertaining to such Commercial Paper Rate Determination Date.  The Commercial Paper Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Commercial Paper Rate” means the Money Market Yield (calculated as described below) on the Calculation Date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading “Commercial Paper — Nonfinancial.”  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the rate on such date for commercial paper having the applicable Index Maturity as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper — Nonfinancial.”  If such rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on such date, of three (3) leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Trust for commercial paper having the applicable Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate for the Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Commercial Paper Rate will be the Initial Interest Rate.  “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield	=	D X 360	x	100
360 - (D X M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Index Maturity.

(C)           Federal Funds (Effective) Rate Notes.  If the Interest Rate Basis is the Federal Funds (Effective) Rate, this Note shall be deemed to be a “Federal Funds (Effective) Rate Note.” A Federal Funds (Effective) Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds (Effective) Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Federal Funds (Effective) Rate for each Federal Funds (Effective) Rate Determination Date by the Calculation Date pertaining to such Federal Funds (Effective) Rate Determination Date.  The Federal Funds (Effective) Rate Determination Date is the first (1st) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Federal Funds (Effective) Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Reuters on page FEDFUNDS 1, or any successor service or page (“Reuters Page FEDFUNDS 1”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds (Effective) Rate Determination Date, the Federal Funds (Effective) Rate for the Interest Reset Period will be the rate on such Calculation Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Federal Funds (Effective).”  If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds (Effective) Rate for such Interest Reset Period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust.  If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds (Effective) Rate for the Interest Reset Period will be the same as the Federal Funds (Effective) Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Federal Funds (Effective) Rate will be the Initial Interest Rate.

If this Note is a Federal Funds (Effective) Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds (Effective) Rates in effect for each such day in such week.

(D)          Federal Funds (Open) Rate Notes.  If the Interest Rate Basis is the Federal Funds (Open) Rate, this Note shall be deemed to be a “Federal Funds (Open) Rate Note.” A Federal Funds (Open) Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds (Open) Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Federal Funds (Open) Rate for each Federal Funds (Open) Rate Determination Date by the Calculation Date pertaining to such Federal Funds (Open) Rate Determination Date.  The Federal Funds (Open) Rate Determination Date is the first (1st) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Federal Funds (Open) Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open” as this rate is displayed on Reuters on page 5, or any successor service or page (“Reuters Page 5”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds (Open) Rate Determination Date, the Federal Funds (Open) Rate for the Interest Reset Period will be the rate on such Calculation Date as reported by Prebon Yamane (or a successor) on Bloomberg that appears on FEDSPREB Index.  If such rate is not yet published in either Reuters Page 5 or FEDSPREB Index on Bloomberg, by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds (Open) Rate for such Interest Reset Period will be the arithmetic mean of the rates, before 9:00 a.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust.  If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds (Open) Rate for the Interest Reset Period will be the same as the Federal Funds (Open) Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Federal Funds (Open) Rate will be the Initial Interest Rate.

If this Note is a Federal Funds (Open) Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds (Open) Rates in effect for each such day in such week.

(E)           LIBOR Notes.  If the Interest Rate Basis is LIBOR, this Note shall be deemed to be a “LIBOR Note.” A LIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine LIBOR for each LIBOR Determination Date by the Calculation Date pertaining to such LIBOR Determination Date.  The LIBOR Determination Date is the second (2nd) London Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)           Unless otherwise indicated on the face hereof, on a LIBOR Determination Date, the Calculation Agent will determine LIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rates for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, which appears on the “designated LIBOR page” as of 11:00 a.m., London time, on that LIBOR Determination Date.  If “LIBOR Reuters” is designated on the face hereof, or if no designation is made, “designated LIBOR page” means the arithmetic mean determined by the Calculation Agent of the two (2) or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such single rate shall be used) on the display on the Reuters Page “LIBOR01,” or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If another page is designated on the face hereof, “designated LIBOR page” means such page so designated.

(2)           If LIBOR cannot be determined on a LIBOR Determination Date as described above, then the Calculation Agent will determine LIBOR as follows:

The Calculation Agent will select four (4) major banks in the London interbank market after consultation with the Trust.  The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date.  These quotations will be for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If two (2) or more quotations are provided, LIBOR for the Interest Reset Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust and then determine LIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR Determination Date.  The rates quoted will be for loans in U.S. Dollars, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If fewer than three (3) New York City banks selected by the Calculation Agent are quoting rates, LIBOR for the Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, LIBOR will be the Initial Interest Rate.

(F)           EURIBOR Notes.  If the Interest Rate Basis is EURIBOR, this Note shall be deemed to be a “EURIBOR Note.” A EURIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to EURIBOR and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine EURIBOR for each EURIBOR Determination Date by the Calculation Date pertaining to such EURIBOR Determination Date.  The EURIBOR Determination Date is the second (2nd) Euro Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)           Unless otherwise indicated on the face hereof, on a EURIBOR Determination Date, the Calculation Agent will determine EURIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Markets Association, or any company established by them for purposes of establishing those rates, having the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, as displayed on Reuters on page EURIBOR01, or any successor service or page used for the purpose of displaying this rate as of 11:00 a.m., Brussels time, on that EURIBOR Determination Date.

(2)           If EURIBOR cannot be determined on a EURIBOR Determination Date as described above, then the Calculation Agent will determine EURIBOR as follows:

The Calculation Agent will select four (4) major banks in the euro-zone interbank market after consultation with the Trust.  The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR Determination Date.  These quotations will be for euro deposits for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in euros in the market at the time.  If two (2) or more quotations are provided, EURIBOR for the Interest Reset Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in the euro-zone after consultation with the Trust and then determine EURIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in the euro-zone to leading euro-zone banks at approximately 11:00 a.m., Brussels time, on the EURIBOR Determination Date.  The rates quoted will be for loans in euros, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in euros in the market at the time.  If fewer than three (3) euro-zone banks selected by the Calculation Agent are quoting rates, EURIBOR for the Interest Reset Period will be the same as EURIBOR for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, EURIBOR will be the Initial Interest Rate.

(G)                                Treasury Rate Notes.

(1)                                  If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed to be a “Treasury Rate Note.” A Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Treasury Rate for each Treasury Rate Determination Date by the Calculation Date pertaining to such Treasury Rate Determination Date.  Unless “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise set forth on the face hereof, the Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for the Interest Reset Period of U.S. treasury securities having the Index Maturity specified on the face hereof as that rate appears under the heading “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace this page on that service) or page USAUCTION 11 (or any other page as may replace this page on that service) or, if not so published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Treasury Rate Determination Date, then the Treasury Rate for the Interest Reset Period will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills /Auction High” or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Determination Date of treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”  If none of the above rates is published by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three (3) leading primary United States government securities dealers selected by the Calculation Agent for the issue of treasury securities with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, then the Treasury Rate for the Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Treasury Rate will be the Initial Interest Rate.

(2)                                  The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which treasury securities would normally be auctioned.  Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the

Interest Reset Period commencing in the next succeeding week.  If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

(H)                               Constant Maturity Treasury Rate Notes.

(1)                                  If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note shall be deemed to be a “Constant Maturity Treasury Rate Note.”  A Constant Maturity Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Constant Maturity Treasury Rate and the Spread or Spread Multiplier, if any.  If “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise specified on the face hereof, “Constant Maturity Treasury Rate” for each Interest Reset Period will be the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption “Treasury Constant Maturities” under the column for the Designated CMT Maturity Index for either (1) that Constant Maturity Treasury Rate Determination Date (as hereinafter defined), if the Designated Constant Maturity Treasury Page is FRBCMT (or any other page that may replace this page on that service); or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date occurs, if the Designated Constant Maturity Treasury Page is FEDCMT (or any other page that may replace this page on that service).

If the Treasury Rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (as hereinafter defined) as published in H.15(519) for the Constant Maturity Treasury Rate Determination Date.  If the Constant Maturity Treasury Rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate Determination Date with respect to the Interest Reset Date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519).  If the information in the immediately preceding sentence is not available by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Calculation Agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date reported, according to their written records, by three (3) leading primary United States government securities dealers (each, a “CMT Reference Dealer”) in the City of New York selected by the Calculation Agent.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.  If the Calculation Agent cannot obtain three (3) Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date of three (3) CMT Reference Dealers in the City of New York.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.  If two (2) of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.  If fewer than five but more than two (2) CMT Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three (3) CMT Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate for the Interest Reset Period will be the same as the Constant Maturity Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Constant Maturity Treasury Rate will be the Initial Interest Rate.

(2)                                  For purposes of Constant Maturity Treasury Rate Notes, the “Constant Maturity Treasury Rate Determination Date” will be the tenth (10th) Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.  “Designated Constant Maturity Treasury Page” means the display on Reuters on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).  If that page is not specified on the face hereof, the Designated Constant Maturity Treasury Page shall be FEDCMT, for the most recent week.  “Designated CMT Maturity Index” means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) designated on the face hereof with respect to which the Constant Maturity Treasury Rate will be calculated.  If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

(I)                                    Prime Rate Notes.  If the Interest Rate Basis is the Prime Rate, this Note shall be deemed to be a “Prime Rate Note.”  A Prime Rate Note will bear interest for each Interest Reset Period calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof.  The Calculation Agent will determine the Prime Rate for each Interest Reset Period on each Prime Rate Determination Date by the Calculation Date pertaining to such Prime Rate Determination Date.  The Prime Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Prime Rate” means the rate on the Calculation Date made available and subsequently published on the Calculation Date in H.15(519) under the heading “Bank

Prime Loan” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan,” or if neither such rate is published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Prime Rate Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (hereinafter defined) as each such bank’s prime rate or base lending rate as in effect for the Prime Rate Determination Date.  If fewer than four (4) such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust.  The Prime Rate will be the arithmetic mean of the prime rates quoted by those three (3) banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date; provided, however, that if fewer than three (3) banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Prime Rate will be the Initial Interest Rate.  “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

(J)                                   Constant Maturity Swap Rate Notes.

(1)                                  If the Interest Rate Basis is the Constant Maturity Swap Rate, this Note shall be deemed to be a “Constant Maturity Swap Rate Note.”  A Constant Maturity Swap Rate note will bear interest at the interest rate calculated with reference to the Constant Maturity Swap Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Constant Maturity Swap Rate for each Constant Maturity Swap Rate Determination Date by the Calculation Date pertaining to such Constant Maturity Swap Rate Determination Date.  The Constant Maturity Swap Rate Determination Date is the second (2nd) business day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, the Constant Maturity Swap Rate means the mid-market U.S. Dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the index maturity, as it appears on Reuters Page ISDAFIX1, under “USD 11am Fix.”

(2)                                  If the Constant Maturity Swap Rate cannot be determined as described above, then the Calculation Agent will determine the Constant Maturity Swap Rate as follows:

The Calculation Agent, after consultation with the Trust, will request the principal New York City office of five (5) leading dealers to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., New York City time, on such date. If five quotations are provided, the Constant Maturity Swap Rate will be the arithmetic mean of the three (3) quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations.  If at least three (3), but fewer than five (5), quotations are provided, the Constant Maturity Swap Rate will be the arithmetic mean of the quotations obtained.  If fewer than three (3) quotations are provided, the Constant Maturity Swap Rate for the Interest Reset Period will be the same as the Constant Maturity Swap Rate for the immediately preceding Interest Reset Period. If there was no such interest rest period, the Constant Maturity Swap Rate will be Initial Interest Rate.

(K)                               Eleventh District Cost of Funds Rate Notes.  If the Interest Rate Basis is the Eleventh District Cost of Funds Rate, this Note shall be deemed to be an “Eleventh District Cost of Funds Rate Note.” An Eleventh District Cost of Funds Rate Note will bear interest at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Eleventh District Cost of Funds Rate for each Eleventh District Cost of Funds Rate Determination Date by the Calculation Date pertaining to such Eleventh District Cost of Funds Rate Determination Date.  The Eleventh District Cost of Funds Determination Date is the last business day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index.  Unless otherwise specified on the face hereof, the Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Eleventh District Cost of Funds Rate date falls as set forth under the caption “11th Dist COFI” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace this page on that service)

(“Reuters Page COFI/ARMS”) as of 11:00 A.M., San Francisco time, on that Eleventh District Cost of Funds Rate Determination Date, or if that rate does not so appear on Reuters Page COFI/ARMS, the Eleventh District Cost of Funds Rate for the Interest Reset Period will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Eleventh District Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Eleventh District Cost of Funds Rate Determination Date.   If the Federal Home Loan Bank of San Francisco fails to announce the Eleventh District Index on or prior to the particular Eleventh District Cost of Funds Rate Determination Date for the calendar month immediately preceding that Eleventh District Cost of Funds Rate Determination Date, the Eleventh District Cost of Funds Rate will be the Eleventh District Cost of Funds Rate in effect on the particular Eleventh District Cost of Funds Rate determination date. If no Eleventh District Cost of Funds Rate is then in effect, the Eleventh District Cost of Funds Rate will be Initial Interest Rate.

(L)                                 Inverse Floating Rate Notes.  If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (1) in the case of the period, if any, commencing on the Original Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first (1st) Interest Reset Date, a fixed rate of interest established by the Trust as specified on the face hereof, and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest as specified on the face hereof minus the interest rate determined based on the Interest Rate Basis as adjusted by the Spread or Spread Multiplier, if any; provided, however, that (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding the Maturity Date.

(M)                            Floating Rate/Fixed Rate Notes.  If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, commencing on the Fixed Rate Commencement Date specified on the face hereof, in which event the interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period.

Section 4.              Optional Redemption.  If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture.  If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Initial Redemption Date set forth on the face hereof or on any other Interest Payment Date thereafter on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, in increments of the authorized denomination specified on the face hereof at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date.  “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed.  The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement.  The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the Principal Amount thereof to be redeemed.  Unless otherwise specified on the face hereof, notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed redemption date.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  If less than all of the Notes are redeemed, the Depositary will select by lot the amount of the interest of each direct participant in the Trust to be redeemed.  Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

Section 5.              Sinking Funds and Amortizing Notes.  Unless this Note is specified as an Amortizing Note on the face hereof, this Note will not be subject to any sinking fund.

Section 6.              Optional Repayment.  If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date.  If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”).  On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of the authorized denomination specified on the face hereof at the option of the Holder hereof at a repayment price equal to 100% of the Principal Amount to be repaid, together with interest thereon payable to the date of repayment.  For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed.  Exercise of such repayment option by the Holder hereof shall be irrevocable.

Section 7.              Modification and Waivers.  The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

Section 8.              Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, such Note on the respective Stated Maturity Date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 9.              Events of Default.  If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture.  In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(b) hereof.

Section 10.            Withholding; Additional Amounts; Tax Event.  All amounts due on this Note will be made net of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law.  Unless otherwise specified on the face hereof, the Trust will not pay any Additional Amounts to the Holders of this Series of Notes in respect of any such withholding or deduction and any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem the Notes of the Series.  If set forth on the face hereof, in the event the Trust is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that the Trust will be required to pay additional amounts in respect of such withholding or deduction, Protective Life will have the right to redeem the Funding Agreement and, if Protective Life redeems the Funding Agreement, the Trust will redeem this Note at the Redemption Price set forth on the face hereof with no less than thirty (30) days and no more than seventy-five (75) days notice.

If (1) a Tax Event (defined below) as to the relevant Funding Agreement(s) occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date.  “Tax Event” means that Protective Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.  “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed.  The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

Section 11.            Listing.  Unless otherwise specified on the face hereof, this Series of Notes will not be listed on any securities exchange.

Section 12.            No Recourse Against Certain Persons.  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

Section 13.            Miscellaneous.

(a)           This Note is issuable only as a registered Note without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

(b)           Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.09 of the Indenture) and for all other purposes, whether or not this Note be overdue, and, except as otherwise required by applicable law, none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

(c)           The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.  The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting.  Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants.  Neither the Trust nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

(d)           This Note or portion hereof may not be exchanged for Definitive Notes of this Series of Notes, except in the limited circumstances provided for in the Indenture.  The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture.  No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 14.            GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

.

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other
Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing
Attorney to transfer said Note in the Register, with full power of substitution in the premises.

Dated:

(Signature Guaranteed)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of the authorized denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $             or an integral multiple of the authorized denomination in excess of $            ) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
NOTICE: The signature on this Option to Elect Repayment
DATE:	must correspond with the name as written upon the face of this
Note in every particular, without alteration or enlargement or any change whatever.

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:

Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

SCHEDULE I TO FORM OF INSTITUTIONAL GLOBAL NOTE

Amortization Table or Formula